EXHIBIT 99.1

NightCulture Sets the Stage to Open Second "Stereo Live" Venue in Dallas, TX

HOUSTON, Feb. 25, 2016 (GLOBE NEWSWIRE) -- NightCulture, Inc. (NGHT) is pleased to announce its subsidiary, Stereo Live Dallas LLC, is preparing to open a Stereo Live branded venue in Dallas, TX. Official grand opening date has yet to be determined. Additional details will be released in the coming weeks. http://www.StereoLiveDallas.com.

Michael Long, CEO of NightCulture, stated, "This is an exciting milestone in NightCulture and Stereo Live's history, as we prepare for expansion, with our second branded venue." Long continued, "After proving our venue concept in Houston, the next logical step was to open in Dallas where we acquired Full Access promotions company in 2012 as well as expanded festival operations with Something Wonderful."

ABOUT NIGHTCULTURE INC.

NightCulture Inc. (NGHT) is a premier producer of Electronic Dance Music (EDM) shows and festivals. NightCulture operates in the following markets: Houston, San Antonio, Austin, & Dallas/Ft. Worth, TX. NightCulture was the first Electronic Music company to trade in the public markets. http://www.NightCulture.com.

NightCulture Inc. produces two major music festivals. "Something Wicked" Halloween Festival, which drew over 40,000 fans 2014 in Houston, TX http://www.SomethingWicked.com and "Something Wonderful" Festival in Dallas/Ft. Worth, TX which debuted in 2015. http://www.SomethingWonderful.com.

Stereo Live, LLC, a subsidiary of NightCulture, operates Stereo Live, a 25,000 square foot music and live events venue located at 6400 Richmond Avenue in Houston, Texas. http://www.StereoLiveHouston.com.

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of NightCulture Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission. Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Contact:

Michael Long 832-535-9070 NGHT@NightCulture.com